                                                                    EXHIBIT 3.12


                                     BY-LAWS

                                       OF

                            DECO INTERNATIONAL, INC.

                                   ARTICLE

                                    Meetings

          SECTION 1. PLACE OF MEETING. Any or all meetings of the shareholders or the Board of Directors of this Corporation may be held within or without the State of Michigan, provided that no meeting may be held at a place other than within Michigan except pursuant to By-Laws or resolutions adopted by the Board of Directors.

          SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. Beginning with the year 1994, an annual meeting of the shareholders shall be held in each year on the last day of the fiscal year, or at such other time as the Board of Directors may designate. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. One of the purposes of such meeting shall be the election of a Board of Directors.

          SECTION 3. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS. At least ten (10) days prior to the date fixed by Section 2 of this Article for the holding of the annual meeting of shareholders, written notice of the time, place and purpose of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

          SECTION 4. DELAYED ANNUAL MEETING. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten (10) day notice.

          SECTION 5. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the shareholders shall be as follows:

                   (a)     Roll Call
                   (b)     Reading Notice and Proof of Mailing
                   (c)     Report of President
                   (d)     Report of Secretary
                   (e)     Report of Treasurer
                   (f)     Election of Directors
                   (g)     Transaction of other business mentioned in the Notice
                   (h)     Adjournment

          Provided that in the absence of any objection the presiding officer may vary the order of business at his discretion.

          SECTION 6. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of the shareholders may be called at any time by the President, or by a majority of the Board of Directors, or by Shareholders entitled to vote upon not less than an aggregate of 25% of the outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the President, or by a majority of the Board of Directors, or by shareholders as above provided, the Secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

          SECTION 7. NOTICE OF SPECIAL MEETING OF SHAREHOLDERS. At least ten
(10) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinbefore provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

          SECTION 8. ORGANIZATION MEETING OF BOARD. At the place of holding the annual meeting of shareholders, and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organization meeting in any year may be held at a different time and place than herein provided by consent of a majority of the Directors of such new Board.

          SECTION 9. REGULAR MEETINGS OF BOARD. Regular meetings of the Board of Directors shall be held upon the call of the President and not less frequently than once in each year at such time and place as the Board of Directors shall from time to time determine. No notice of regular meeting of the Board of Directors shall be required.

          SECTION 10. SPECIAL MEETINGS OF THE BOARD. Special meetings of the Board of Directors may be called by the Board of Directors or by the President, at any time, by means of such written notice delivered to the Directors' business address. Said notice shall state the time, place and purpose of such meeting as the President, in his discretion, shall deem sufficient, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

          SECTION 11. NOTICE AND MAILINGS. All notices required to be given by any provision of these By-Laws shall state the authority pursuant to which they are issued, (as, "by order of President", or "by order of the Board of Directors", or "by order of the Shareholders", as the case may be), and shall bear the written or printed signature of the President or Secretary. Every notice shall be deemed duly served if personally delivered to the sendee's regular business or residence address or when the same has been deposited in the United States Mail, with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock letter of this corporation at its registered office in Michigan.

         SECTION 12. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the shareholders or of the Board of Directors, may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

         SECTION 13. PARTICIPATION BY TELEPHONE. Unless otherwise restricted by the Articles of Incorporation or By-Laws of this corporation, a member of the Board of Directors or of a committee designated by the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section constitutes presence in person at the said meeting.

         SECTION 14. NEW SHAREHOLDERS. Every person becoming a shareholder in this corporation shall be deemed to assent to these By-Laws. Said person shall deliver to the Secretary the address to which he desires notices to be sent. All notices mailed to said address shall be deemed to have been properly served upon said new shareholder. Any person who fails to so designate his address to the said Secretary shall be deemed to have waived any and all notices.

         SECTION 15. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the offices of the Corporation, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         Section 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken shall be signed
(a) if five (5) days prior notice of the proposed action is given in writing to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or
(b) by all the shareholders entitled to vote with respect to the subject matter thereof.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in writing to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Business Corporation Act of the State of Michigan, if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written consent has been given in accordance with the provisions of the Business Corporation Act, and that written notice has been given as provided in the said Act.

          SECTION 17. WAIVER BY ATTENDANCE. Attendance of a person at a meeting of Shareholders, in person or by proxy, or at a meeting of the Board of Directors, constitutes a waiver of the notice of the meeting, except when a Shareholder or Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE II

                                     QUORUM

          SECTION 1. QUORUM OF SHAREHOLDERS. A majority of the outstanding shares of this corporation entitled to vote, present by record holder thereof in person or by proxy, shall constitute a quorum at any meeting of the shareholders.

          SECTION 2. QUORUM OF DIRECTORS. One (1) Director shall constitute a quorum.

                                   ARTICLE III

                          VOTING, ELECTIONS AND PROXIES

          SECTION 1. THOSE ENTITLED TO VOTE. Except as the Articles of Incorporation or Amendments thereto otherwise provide, each shareholder of this corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of this corporation held by such shareholder, subject to the limitations set forth in the Articles of Incorporation of this Corporation.

          SECTION 2. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. The Board of Directors shall have the right to fix a date not more than sixty (60) nor less than ten (10) days preceding:

                   (a)     The date of any meeting of shareholders;
                   (b)     The date for payment of any dividends;
                   (c)     The date for the allotment of rights;
                   (d) The date when any change or conversion or exchange of capital stock shall go into effect,

as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such rights as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after such record date fixed as aforesaid. Nothing in this Section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

         SECTION 3. PROXIES. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the Corporation. In the absence of a limitation to the contrary contained in the proxy, a proxy shall extend to all meetings of the shareholders and shall remain in force for three (3) years from its date, and no longer.

         SECTION 4. VOTE BY SHAREHOLDER CORPORATION. Any other corporation owning voting shares in this Corporation may vote upon the same by the President of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the Board of Directors of such shareholder corporation.

         SECTION 5. VOTING OF SHARES BY CERTAIN HOLDERS. Shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

         Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor, personal representative, or court-appointed guardian, either in person or by proxy, without a transfer of such shares into the name of such administrator, executor, personal representative or court-appointed guardian. Shares registered in the name of a trustee may be voted by the trustee, either in person or by proxy.

         Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not in excess of the period allowable by the laws of the State of incorporation, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its registered office. The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

          No provision of these By-Laws shall be deemed to limit the ability of any shareholders to enter into voting agreements which are otherwise lawful.

          Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          SECTION 6. VOTING. Each outstanding share of stock is entitled to one vote on each matter submitted to a vote. The votes shall be cast orally unless the holders of a majority present and entitled to vote at said meeting shall determine that the vote shall be in writing. The Directors shall be voted for at one time as a group on one ballot, and shall not be voted for individually, one at a time. Any shareholder may vote in person or by proxy provided that the proxy shall be signed by the shareholder or his authorized agent or representative.

          SECTION 7. INSPECTORS OF ELECTION. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three (3) inspectors, who need not be shareholders. If the right of any person to vote at such meetings shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon the election or for the decision of any questions and shall determine the results. Their certification of any vote shall be prima facia evidence thereof.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

          SECTION 1. NUMBER AND TERM OF DIRECTORS. The business, property and affairs of this Corporation shall be managed by a board of Directors composed of not more than one (1) member(s) who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified, provided, however, that in the event any director shall at any time resign from his office as a director by depositing his written resignation with any officer of the Corporation or with any director, such director so depositing his written resignation shall forthwith cease to be a member of the Board of Directors of this Corporation and his office as a director shall immediately become vacant at the time of the deposit of such resignation, as herein provided.

          SECTION 2. REMOVAL OF DIRECTORS. Any Director of this Corporation may be removed at any annual or special meeting of the shareholders by the same vote as that required to elect a Director, provided, however, that such proposed action is stated in the notice of the meeting.

If the Articles of Incorporation shall call for cumulative voting for the Board of Directors, and if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Further, any Director of the Corporation may be removed at any time, either with or without cause, by the vote of a majority of a quorum of Directors present at a meeting of the Board called for that purpose.

         SECTION 3. VACANCIES. Vacancies in the Board of Directors shall be filled by appointment made by the remaining Directors. Each person so elected to fill a vacancy shall remain a Director for the term of the Director he has replaced or until he has resigned or been removed as aforesaid, or until his successor has been elected by the shareholders at their next annual meeting or at any special meeting duly called for that purpose, which ever of the foregoing events shall occur first.

         SECTION 4. VOTE REQUIRED AT DIRECTORS' MEETING. The Directors shall in all cases act as a board regularly convened, and, in the transaction of business, the act of a majority present at a meeting except as otherwise provided by law or the Articles of Incorporation shall be the act of the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper, not inconsistent with law or these By-Laws.

         SECTION 5. ACTION BY UNANIMOUS WRITTEN CONSENT. If and when all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors.

         SECTION 6. WRITTEN CONSENT. Any action required or permitted by the Board of Directors to be taken at an annual or special meeting of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by members of the Board having not less than the minimurn number of votes that would be necessary to authorize or take action at a meeting at which all directors were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to the directors who have not consented in writing.

         SECTION 7. POWER TO MAKE BY-LAWS. The Board of Directors shall have the power to make and alter any By-Law or By-Laws including the fixing and altering of the number of directors; provided, that the Board shall not make or alter any By-Law or ByLaws fixing the qualifications, classifications or terms of office of any member or members of the then existing Board.

         SECTION 8. POWER TO ELECT OFFICERS. The Board of Directors shall select a president, a secretary, a treasurer and a vice president, if it is deemed necessary. No officer, except the president, need be a member of the Board.

          SECTION 9. POWER TO APPOINT OTHER OFFICERS AND AGENTS. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary. No officer, except the President, need be a member of the Board.

          SECTION 10. POWER TO FILL VACANCIES. The Board shall have the power to fill any vacancies in any office occurring for any reason whatsoever.

          SECTION 11. DELEGATION OF POWERS. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

          SECTION 12. COMMITTEES. A majority of the Board of Directors may create one or more committees of two or more members to exercise appropriate authority of the Board of Directors. A majority of such committee shall constitute a quorum for transaction of business. A committee may transact business without a meeting by unanimous written consent. The Board of Directors may further appoint, by resolution, an executive committee composed of three directors who, to the extent provided by such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between meetings of the Board.

          SECTION 13. POWER TO REQUIRE BOND. The Board of Directors may require any officer or agent to file with the corporation a satisfactory bond conditioned on faithful performance of his duties.

          SECTION 14. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise notwithstanding any director conflict of interest. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 15. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the Minutes of the Meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the Meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the Meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    ARTICLE V

                                    OFFICERS

          SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and at all meetings of the shareholders and exercise and perform such other powers and duties as may be, from time to time, assigned to him by the Board of Directors or prescribed by the Bylaws.

          SECTION 2. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Within this authority and in the course of his duties, he shall:

                   (a) Preside at all meetings of the shareholders or the Board of Directors if there shall be no Chairman of the Board appointed, or if the Chairman of the Board shall be absent;

                   (b) When authorized by the Board of Directors, execute, in the name of the corporation, such papers and instruments and writings as may be set forth in such authorization, or as may be otherwise stated in these Bylaws;

                   (c) Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors, and control all of the officers, agents and employees of the corporation, subject to the direction of the Board of Directors.

          SECTION 3. EXECUTIVE VICE-PRESIDENT. The Executive Vice-President, if one shall be elected, shall direct the day to day activities of the corporation in accordance with the policies and objectives established by the President and the Board of Directors to achieve maximum profitability of operations. He shall assist the President in developing policies and/or organization of the corporation which will ensure that full advantage is taken of the long range potential of the business. In the absence of the President, he shall direct and coordinate the activities of the corporation's staff and operations.

          SECTION 4. VICE-PRESIDENT. If there shall be no Executive Vice-President elected, then the Vice-President shall have the duties assigned to the Executive Vice-President above. If there shall be an Executive Vice-President, then the Vice-President shall act in accordance with the policies and objectives established by the President and the Board of Directors and assist the

President and Executive Vice-President in developing policies and an organization of the corporation which will ensure that full advantage is taken of the long range potentials of the business. In the absence of the President and Executive Vice-President, he shall direct and coordinate the activities of the corporation's staff and operations.

         SECTION 5. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the executive committee, and shall preserve in books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statutes, by-law or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the executive committee.

         SECTION 6. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all monies, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall deliver to the President of the company, and shall keep in force, a bond in form, account and with surety or sureties satisfactory to the Board, conditioned for the faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 7. ASSISTANT SECRETARY. The Assistant Secretary, if one is appointed, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

         SECTION 8. ASSISTANT TREASURER. The Assistant Treasurer, if one is appointed, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         SECTION 9. CONTROLLER. If the Board of Directors shall elect a Controller, the Controller shall be responsible for developing and maintaining the necessary procedures for the financial control of the business; for the safeguarding of assets; for directing internal auditing; for seeing that all necessary accounting activities are developed and maintained; for directing the preparation and interpretation of consolidation financial statements and profit plans; for directing studies of administrative and office systems and procedures; for developing data processing; and for recommending changes in accounting, auditing and profit planning policies.

                                   ARTICLE VI

                              STOCKS AND TRANSFERS

          SECTION 1. CERTIFICATES FOR SHARES. Every shareholder shall be entitled to a certificate of his share signed by the President and the Secretary, or the Assistant Secretary or the Treasurer, or the Assistant Treasurer, if one be appointed, under the seal of the corporation, certifying the number of shares represented by such certificates which certificates shall state the terms and provisions of said shares; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, or by a registrar, the signatures of any such President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and the seal of the corporation may be facsimile.

          SECTION 2. TRANSFERABLE ONLY ON BOOKS OF CORPORATION. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

          SECTION 3. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in,such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the law of the State of Michigan.

          SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

          SECTION 5. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

          SECTION 6. LOST CERTIFICATES. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, upon the Corporation being fully indemnified therefor.

                                   ARTICLE VII

                             DIVIDENDS AND RESERVES

          SECTION 1. SOURCES OF DIVIDENDS. The Board of Directors shall have power and authority to declare dividends from the following sources:

                   (a)      From earned surplus,
                   (b)      From net earnings,
                   (c) From appreciation of the value of the assets of the corporation, provided that such dividend shall be payable in stock only;

the above being at all times subject to the provisions and conditions contained in the Articles of Incorporation filed by the corporation.

         In determining earned surplus the judgment of the Board shall be conclusive in the absence of bad faith or gross neglect.

          SECTION 2. MANNER OF PAYMENT OF DIVIDEND. Dividends may be paid in cash, in property, in obligations of the corporation or in shares of the capital stock of the corporation.

          SECTION 3. RESERVES. The Board of Directors shall have power and authority to set apart, subject to the provisions of the Articles of Incorporation, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

          SECTION 4. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. The record date for the determination of shareholders shall be as set forth in Article III,
Section 2 of these By-Laws.

                                  ARTICLE VIII

                               RIGHT OF INSPECTION

         SECTION 1. INSPECTION OF LIST OF SHAREHOLDERS. At least ten (10) days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to examination by any registered shareholder entitled to vote at such election.

                                   ARTICLE IX

                             EXECUTION OF INSTRUMENTS

         SECTION 1. CHECKS, ETC. All checks, drafts and orders for payment of money shall be signed in the name of the corporation and shall be countersigned, by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

          SECTION 2. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the President and the Secretary may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have power and authority to execute any instrument on behalf of this corporation, or to designate an officer or officers to execute any instrument on behalf of the corporation.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

         SECTION 1. AMENDMENTS, HOW EFFECTED. These By-Laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at a regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors if the amendment, or alteration, change addition or repeal be proposed at a regular or special meeting of the Board and adopted at a subsequent regular meeting; provided, that any By-Laws made by the affirmative vote of a majority of the Board of Directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; also, provided, however, that no change of the date for the annual meeting of shareholders shall be made within thirty (30) days next before the date on which such meeting is to be held unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at an annual meeting.

                                   ARTICLE XI

                          INDEMNIFICATION OF OFFICERS,
                            DIRECTORS, EMPLOYEES AND
                                     AGENTS

         SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

          SECTION 4. Any indemnification under sections 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directors, by independent legal counsel in a written option, or (c) by the shareholders.

          SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this article.

          SECTION 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of these sections.

         SECTION 8. If the corporation has paid indemnity or had advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         SECTION 9. Reference to "the corporation" shall include, in addition to the surviving corporation, any merging corporation, including any corporation having merged with a merging corporation, absorbed in a merger which otherwise would have lawfully been entitled to indemnify its directors, officers, and employees or agents.

                                   ARTICLE XII

                            DISALLOWANCE OF EXPENSES

         PAYMENTS DISALLOWED BY THE INTERNAL REVENUE SERVICE. Any payments made to an officer, agent or employee of the Corporation such as a salary, commission, bonus, interest, rent or travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer, agent or employee to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, agent, or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                  ARTICLE XIII

                                   FISCAL YEAR

          SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall be established by the Board of Directors.

                  CERTIFIED COPY OF BYLAWS FOR TURN-MATIC, INC.

                  I am the Secretary of Turn-Matic, Inc., a Michigan corporation, and I certify that the attached copy of the Bylaws of the Corporation is a true, authentic and exact copy of the Bylaws as recorded in the books and records of the Corporation.



Date:                                                /s/ Louella Sabel
     ------------------------                        ---------------------------
                                                     LOUELLA SABEL